U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 29, 2010

LADYBUG RESOURCE GROUP, INC.

(Exact Name of registrant as specified in its Charter)

Nevada	333-153306	26-1973389
State of Incorporation	Commission File No.	I.R.S. Employer
Identification No.

11630 Slater Ave., N.E., Ste. 1A, Kirkland, WA	98034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, (425) 306 - 5028

(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.01

Completion of Acquisition   (Partial)

On October 29, 2010, Ladybug Resource Group acquired control of MAG International, Inc. The Company purchased Eric and MaryAnn Baron's majority interest in MAG International, Inc.   This purchase represents 60% of the issued and outstanding capital stock of MAG International, Inc.

While this acquisition does not complete the Company's acquisition of all of the issued and outstanding capital stock of MAG, as disclosed in the October 18, 2010 Current Report, it represents the controlling ownership.

The Company intends to file the requisite financial information about MAG within 71 days from the date of this report.

Item 5.01

Election of Directors; Appointment of Certain Officers

On October 29, 2010, the Ladybug Board of Directors appointed Eric Baron as a member of Ladybug's Board of Directors and President, replacing Mitchell Trace.  Mr. Trace will continue to serve Ladybug in his capacity as Chief Executive Officer and member of the Board of Directors.

2004-Present

Eric Baron, C.P.A.,53,is the founder and President of MAG International, Inc. Mr. Baron founded MAG in 2004.  It is a manufacturer and distributor of quality and innovative mini-utility vehicles and accessories. Mr. Baron holds a Bachelor of Business Administration degree with an emphasis in accounting from the University of Texas at Austin.

MAG's executive offices are located at 10620 Lawson River Ave., Fountain Valley, CA 92708.

Beneficial Ownership

Name and Address	Number of Shares	Percentage Ownership (1)
Eric Baron	57,000,000	30.16%

(1)  Based on 188,950,000 issued and outstanding after giving effect to the issuances of the Baron exchange shares.

Item 3.02

Unregistered Sales of Equity Securities.

As disclosed on a Current Report filed on October 18, 2010, Ladybug Resource Group, Inc. (“Ladybug”) signed an Exchange Agreement with MAG INTERNATIONAL, INC., a California corporation (“MAG”).

Ladybug proposed to acquire 100% of the capital stock of MAG INTERNATIONAL, INC. in exchange for Ninety-four Million Eight Hundred Thousand (94,800,00) of its restricted common shares.

On October 29, 2010, Ladybug acquired the voting control block of MAG International, Inc. common shares from MAG's majority shareholders Eric and MaryAnn Baron.   We authorized the issuance of Fifty-seven Million (57,000,000) Ladybug shares in exchange for Nine Million Five Hundred Thousand (9,500,000) MAG shares.  The MAG shares represent 60% of the issued and outstanding common stock of MAG.

Ladybug plans to complete the acquisition of the balance of the MAG shares from MAG's 17 minority shareholders in the next two weeks.

The shares were authorized for issuance in a non-public securities transaction exemption pursuant to Section 4(2) and Regulation D Rule 506 of the Securities Act of 1933, as amended.

MAG Company Profile

MAG was founded in 2004 as a manufacturer and distributor of quality and innovatively designed mini utility vehicles and accessories.   Based in Fountain Valley, California,

In 2009, MAG introduced its newest line, the E-MAG, a zero emission vehicle (ZEV) truck and van. It also received its Low Speed Vehicle (LSV) qualification.  MAG is made in the U.S.A.   MAG also provides gasoline, E-85, engines and 4-wheel drive options. MAG was named the 2009 winner of the Southern California Venture Network Orange County emerging growth green award for manufacturing.

MAG vehicles have an array of applications and can be seen nationwide within various industries including, but not limited to, golf courses, military bases, government facilities, universities, stadiums, airports, retail complexes, amusement parks, cemeteries, large corporate complexes, municipalities, the railroad system and oil refineries.  The MAG product is sold through a dealer network and direct.

MAG’s website is www.maginternationalinc.com.

LADYBUG RESOURCE GROUP, INC.

Dated: October 29, 2010

/s/ Mitchell Trace

By: Mitchell Trace

Title: CEO

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